Exhibit 99.2

Navidea Biopharmaceuticals Announces Adoption of Plan Designed to Protect NOLs and Other Tax Assets, Closing of Bridge Loan Financing, and Business Update Q&A Series

DUBLIN, Ohio--(BUSINESS WIRE)--Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, today announced that its Board of Directors has adopted a Section 382 Rights Agreement that is designed to protect the availability of the Company’s net operating loss carryforwards (“NOLs”) and other tax assets (“Section 382 Rights Plan”), and that it has entered into a stock exchange and loan agreement with the Company’s largest shareholder and Vice Chair of the Board of Directors (the “Board”), John K. Scott, Jr., pursuant to which, among other things, Mr. Scott has agreed to provide an initial $1.5 million in bridge loan funding. The Company will host two Business Update Question and Answer calls to discuss these and other matters.

As of December 31, 2021, Navidea had approximately $164 million of U.S. federal NOLs and approximately $9.1 million of R&D tax credits that could be available to offset its future federal taxable income. Navidea’s ability to use these NOLs as well as other tax attributes would be substantially limited if it experienced an “ownership change” within the meaning of Section 382 of the Internal Revenue Code. In general, a company would undergo an ownership change if its “5-percent shareholders” (determined under Section 382) increased their ownership of such company’s stock by more than 50 percentage points over a rolling three-year period. The Section 382 Rights Plan is intended to reduce the likelihood of such an ownership change at Navidea by deterring any person or group from acquiring beneficial ownership of 4.9% or more of Navidea’s outstanding common stock.

Under the Section 382 Rights Plan, the Board declared a dividend of one preferred share purchase right for each share of Navidea’s common stock outstanding as of the close of business on April 12, 2022. The rights will be exercisable only if a person or group acquires 4.99% or more of Navidea’s common stock. Any person which currently beneficially owns in excess of 4.99% of Navidea’s common stock may continue to own their shares of common stock but may not acquire an additional 0.5% or more of common stock without triggering the Section 382 Rights Plan. If the rights become exercisable, all holders of rights, other than the person or group triggering the rights, will be entitled to purchase shares of common stock at a 50% discount or Navidea may exchange each right held by such holders for five shares of common stock. The Board has the discretion to exempt any person or group from the provisions of the Section 382 Rights Plan. The Company may seek shareholder approval of the Section 382 Rights Plan at its next annual meeting of stockholders.

The Company and Mr. Scott have agreed to terms on a secured bridge loan of up to $2.5 million (with an initial $1.5 million of funding upon closing and the additional $1 million if and when mutually agreed) to provide working capital to the Company while further financing is sought. This bridge loan matures in two years and is not convertible, helping to protect the Company’s NOLs. As additional inducement for the bridge loan, the Company agreed to issue to Mr. Scott shares of two newly established series of preferred stock in exchange for all of Mr. Scott’s shares of Series E Preferred Stock, which effectively allows Mr. Scott to maintain all or a portion of his prior liquidation preference without further diluting the Company’s stockholders, and helping to protect the Company’s NOLs.

Alexander Cappello, the Chair of the Company’s Board of Directors, said, “The Section 382 Rights Plan puts in place appropriate measures to protect these valuable NOLs, a critical asset to the Company.” Mr. Cappello continued, “The bridge loan from Mr. Scott helps us as we continue work towards a larger financing.”

Dr. Michael Rosol, Chief Medical Officer for Navidea, said, “We are delighted to have the continued funding in place to keep our clinical and R&D efforts going while we work with the Board for full funding.”

The Company will hold the business update conference calls and webcasts on Thursday, April 14, 2022, and Wednesday, April 20, 2022, both at 5:00 p.m. (EDT). Chief Medical Officer Dr. Michael Rosol will host the calls and webcasts to provide updates on recent developments and clinical progress. Mr. Cappello and Mr. Scott will join. Topics to be covered will be Financing (Thursday, April 14) and Company Strategy and Clinical Update (Wednesday, April 20).

To participate in the first call and webcast, please refer to the information below:

Event: Navidea Business Update – Financing

Date: Thursday, April 14, 2022

Time: 5:00 p.m. (EDT)

U.S. & Canada Dial-In: 877-407-0312

International Dial-In: +1 201-389-0899

Conference ID: 13729072

Webcast Link: https://www.webcast-eqs.com/navidbioph20220414/en

Call and webcast details for Wednesday, April 20, 2022 will be provided in a future press release.

A live audio webcast of each conference call will also be available on the investor relations page of Navidea’s corporate website at www.navidea.com. In addition, the recorded conference calls can be replayed and will be available for 90 days following the calls on Navidea’s website.

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept™ platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts. For more information, please visit www.navidea.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations regarding pending litigation and other matters. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: our history of operating losses and ability to obtain additional financing; our ability to continue as a going concern; the final outcome of any pending litigation; our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; dependence on royalties and grant revenue; our ability to implement our growth strategy; anticipated trends in our business; our limited product line and distribution channels; advances in technologies and development of new competitive products; our ability to comply with the NYSE American continued listing standards; our ability to maintain effective internal control over financial reporting; the impact of the current coronavirus pandemic; and other risk factors detailed in our most recent Annual Report on Form 10-K and other SEC filings. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at http://www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be uncertain forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Investor Relations Contact

Navidea Biopharmaceuticals, Inc.

Jeffrey Smith

Vice President of Operations

614-822-2365

jsmith@navidea.com